CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Buckeye Oil & Gas Inc
(An Exploration Stage Company)
Las Vegas, Nevada

We hereby consent to the inclusion in this Registration Statement on form S-1 of our report dated August 23, 2011 relating to the financial statements of Buckeye Oil & Gas, Inc. as of and for the year ended May 31, 2011.

 We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZS Consulting Group LLP
ZS Consulting Group LLP
Melville, New York
September 8, 2011

115 Broad Hollow Road, Suite 350     Melville, New York 11747
Tel: (516) 394-3344     Fax:  (516) 908-7867
www.zmscpas.com